Exhibit 10.2

WMC
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MORTGAGE CORP.                BROKER ORIGINATION AGREEMENT
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This Broker Origination Agreement ("Agreement") is made this 27th day of April,
1999, by and between WMC Mortgage Corp., a California corporation ("Lender") and WESTMARK MORTGAGE CORPORATION, a California corporation ("Broker").

WHEREAS, Lender is in the business of originating, loans secured by residential real property; and

WHEREAS, Broker is in the business of submitting to lenders loan application packages on behalf of its clients who are seeking loans on their residential real property;

NOW, THEREFORE, Lender end Broker enter into this Agreement for the purpose of Broker submitting loan application packages to Lender on the following terms and conditions, intending to be legally bound:

         1. NATURE OF LENDER/BROKER RELATIONSHIP. Broker shall prepare and submit to Lender loan applications and related information and documentation, as required by Lender's program information and procedures as communicated to Broker from time to time. Lender shall underwrite each application and, in its sole discretion, approve or decline such applications. The relationship between Lender and Broker shall be that of independent contractor; Broker is not the Agent of Lender. Broker shall have no authority, and shall refrain from representing that it has authority, to bind, or commit Lender with respect to the terms or approval of any loan application. This relationship is non-exclusive, Lender and Broker are free to do business with any other lenders and brokers they so choose. This Agreement may be terminated by either party upon written notice.

         2. NATURE OF BROKER/APPLICANT RELATIONSHIP. Broker, in submitting loan applications, is acting as agent for the applicant and is responsible for keeping the applicant fully informed as to the status of the application. Lender shall keep Broker informed of such status, and Broker agrees to accurately and promptly pass all such information on to the applicant. Broker, as the agent for the applicant, provides services directly to the applicant, which services will vary from applicant to applicant depending upon the applicant's individual credit and financial circumstances as well as the specific property for which financing is sought. The Broker's services shall include those set forth on Exhibit "A" attached hereto. Broker is responsible for arranging the amount of its compensation and any fees directly with each applicant, and agrees to provide this information to Lender at the earliest opportunity in the application process. Broker shall be responsible for reviewing all loan product pricing options with each applicant and shall inform the applicant of any compensation to be paid by Lender to Broker as e result of the selection of a particular product. Broker shall update the applicant in this regard if any aspect of the applicant's loan transaction changes.

         3. APPROVED BRANCHES. Lender will accept application packages only from Broker's branch offices as listed on Exhibit "B" attached hereto. Broker agrees that it is fully responsible for all applications submitted by such approved branches. In the event that Broker wishes to authorize additional branches to submit applications pursuant to this Agreement. Broker shall submit to Lender an updated Exhibit "B". In the event that Broker wishes to terminate the authorization for a branch to submit applications, Broker must notify Lender in writing of such fact. Broker agrees that any application submitted by a branch which has been authorized by Broker pursuant to these provisions shall be subject to the terms of this Agreement and that Broker shall be fully liable for such application, unless and until Broker notifies Lender in writing of the revocation of such authorization.

         4. CLOSING. Loans approved by Lender shall be closed in Lender's name on forms and by settlement agents approved by Lender. Where applicable, Broker shall ensure that an Insured closing protection letter is obtained in connection with the closing of each loan. In some cases, Lender and Broker may agree that loans will be closed in the Broker's name, using funds provided by Lender at closing. Broker agrees to fully cooperate with Lender in the processing of any application submitted and, upon the reasonable request of Lender prior or subsequent to funding, perform all such further acts as may be required to effect the transactions provided for in this Agreement.

         5. BROKER REPRESENTATIONS AND WARRANTIES. Broker represents and warrants as of the date of each agreement and with the submission of each application and its related documentation: (i) that it has all requisite authority to enter into this Agreement and to execute the transactions contemplated hereunder; (ii) that it has all


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required legal or regulatory approvals, licenses, or authorizations to conduct the business of brokering loans in all jurisdictions in which operates; (iii) that the entering into and performance under this Agreement shall not cause Broker to violate the terms of any governing organizational instrument of Broker or any other instrument or agreement to which Broker is a party; and (iv) that there is no action, suit, proceeding or investigation pending or threatened against Broker which may result in a material adverse change in Broker's business or financial condition or its ability to perform under this Agreement. Broker further represents and warrants that all information regarding Broker submitted to Lender is true, accurate and complete in all respects.

         6. LOAN REPRESENTATIONS AND WARRANTIES. Broker represents and warrants as to each loan application submitted to Lender, as of the date of submission and the date of funding:

               a. Broker has full right and authority to assign and transfer each loan application to Lender, not subject to any other person's interest or lien therein;

               b. The application was taken and processed by Broker and such application and all documentation and information provided to Lender by Broker was produced in full compliance with all applicable federal, state and local laws and regulations. Broker specifically acknowledges its obligations to comply with laws and regulations governing "Fair Lending."

               c. All documentation and information submitted to Lender by Broker in connection with a loan application is true and correct in all material respects and does not fail to include any information the exclusion of which would cause such documentation to be misleading.

               d. Broker and Broker's employees have not engaged in any fraudulent activity and, to the best of Broker's knowledge, no fraud has occurred by act or omission of any person in connection with the application or the processing of the application or the origination of the loan.

               e. The appraisal obtained by Broker provides a bona fide market value of the property to be mortgaged and was performed by an appraiser who holds all required licenses or approvals and has no interest in the real property to be appraised and who will receive no compensation which is affected by the approval or declination of the loan application. Lender shall not be responsible for the cost of such appraisal.

         7. REMEDIES FOR BREACH. In the event that Lender suffers any loss or incurs any expense as the result of Broker's breach of its covenants, representations or warranties obtained in this Agreement, upon written notification from Lender. Broker shall have fifteen (15) days to cure such default, and in the event that such default is not cured, or in a case of a default which cannot be cured, Broker shall immediately pay to Ladder the full amount of any costs, damages, losses, expense or liability which Lender has incurred as a result of Broker's breach. Broker agrees that any such breach which results in the impairment of a loan originated hereunder may result in Lender being required to repurchase such loan from a subsequent investor, and will cause Lender to exercise certain remedies including, but not limited to, resale at a discount or foreclosure and sale of the collateral, which may result in damages subject to reimbursement by Broker pursuant to this paragraph. Lender shall have full discretion to deal with such impaired loans as it sees fit so long as Lender exercises good faith in making such determinations, and shall not be required to consult with or give notice of such actions to Broker. Broker further agrees that in the event that a loan originated hereunder is rescinded by the borrower, that Broker shall refund to Lender all broker compensation and fees paid by borrower or Lender whether such compensation or fees were paid through or outside of closing.

         8. EARLY REFINANCE. Broker agrees that it will not solicit the prepayment of any loan originated hereunder, and will not for compensation or otherwise prepare or disseminate any list of borrowers arising from applications submitted to Lender. In the event that Broker causes any loan originated hereunder to be paid off within six (6) months of the funding date, due to a refinance loan arranged by Broker, Broker shall reimburse Lender for the full amount of any compensation paid by Lender to Broker for the origination of the loan.

         9. GENERAL PROVISIONS. This Agreement, along with Lender's product guidelines, policies and procedures as provided to Broker from time to time as well as the Zero Fraud Tolerance and Fair Lending Compliance Policies, constitutes the entire agreement between the parties and supersedes any and all prior written or oral agreements between the parties as to the subject matter hereof and may not be modified or amended except in writing and signed by both parties. Broker may not assign this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and Lender's successors and assigns In the event that any

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                                                                    Exhibit 10.2

provision of this Agreement is held to be invalid, the same shall not affect the validity of the remainder of this Agreement. The prevailing party in any judicial proceeding regarding this Agreement shall be entitled to recover from the losing party its reasonable attorneys' fees and out of pocket expenses incurred in connection with such dispute. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement may be executed in one or more counterparts. Notices or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon actual delivery or upon the mailing by registered or certified mail, telecopy, courier or overnight express delivery to the address for each party set forth below or to such other address as either party shall designate in writing:

  If to Lender:               WMC MORTGAGE CORP.
                              6320 Canoga Avenue
                              Woodland Hills, California 91367
                              Attn.: Broker Approval Dept.

  If to Broker:               WESTMARK MORTGAGE CORP
                              8000 N. Federal Highway
                              Boca Raton, FL 33487
                              Attn.: Payton Story

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

WMC MORTGAGE CORP., a California corporation    Broker: WESTMARK MORTGAGE CORP.,
                                                        a California corporation

By:                                             By: PAYTON STORY, III
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Its:  ASSISTANT SECRETARY                       Its: PRESIDENT
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